ITEX Corporation Announces Preliminary Results of Annual Stockholder Meeting

Bellevue, WA – May 15, 2012 – ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced preliminary results of stockholder voting at its annual meeting held yesterday in Seattle, Washington. Based on the report of the Inspector of Elections, each of the current members of the Board of Directors, Steven White, Eric Best, and John Wade, were re-elected to serve for an additional term and the selection of Ehrhardt Keefe Steiner & Hoffman PC as the Company’s independent auditor was ratified. The final certification is subject to court approval.

About ITEX

ITEX, The Membership Trading CommunitySM, is a leading marketplace for cashless business transactions. Members increase sales through an exclusive distribution channel managed by our broker and franchise network, by utilizing ITEX dollars to exchange goods and services. We generate revenue by charging members percentage-based transaction fees and association fees. ITEX is headquartered in Bellevue, WA. We routinely post important information on the investor relations portion of our website. For more information, please visit www.itex.com.

Contact:	Alan Zimmelman, ITEX Corporation 425.463.4017 or alan@itex.com

This press release may contain forward-looking statements that involve risks and uncertainties concerning our expected performance and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our revenue growth and success being tied to the operations of our broker network; our future revenue growth remaining uncertain; adverse effects of a proxy fight and related litigation; our business being subject to online security risks; our brokers defaulting on their loans; unplanned system interruptions or system failures; claims and lawsuits against us that may result in adverse outcomes; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, which are available at www.sec.gov. ITEX undertakes no duty to update or revise any forward-looking statements.

For more information, please visit www.itex.com